AMENDMENT NO. 15
TO
MASTER DISTRIBUTION PLAN
     The Master Distribution Plan (the “Plan”), dated as of July 16, 2001, pursuant to Rule 12b-1, of AIM Variable Insurance Funds, a Delaware statutory trust, is hereby amended as follows:
     WHEREAS, the parties desire to amend the Agreement to add the following series of portfolios: Invesco V.I. Dividend Growth Fund, Invesco V.I. Global Dividend Growth Fund, Invesco V.I. High Yield Fund; Invesco V.I. Income Builder Fund, Invesco V.I. S&P 500 Index Fund, Invesco V.I. Select Dimensions Balanced Fund, Invesco V.I. Select Dimensions Dividend Growth Fund, Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund, Invesco Van Kampen V.I. Capital Growth Fund, Invesco Van Kampen V.I. Comstock Fund, Invesco Van Kampen V.I. Equity and Income Fund, Invesco Van Kampen V.I. Global Tactical Asset Allocation Fund, Invesco Van Kampen V.I. Global Value Equity Fund, Invesco Van Kampen V.I. Government Fund, Invesco Van Kampen V.I. Growth and Income Fund, Invesco Van Kampen V.I. High Yield Fund, Invesco Van Kampen V.I. International Growth Equity Fund, Invesco Van Kampen V.I. Mid Cap Growth Fund, Invesco Van Kampen V.I. Mid Cap Value Fund and Invesco Van Kampen V.I. Value Fund;
NOW THEREFORE, Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:
“SCHEDULE A
TO
MASTER DISTRIBUTION PLAN
OF
AIM VARIABLE INSURANCE FUNDS

(Series II Shares)

(DISTRIBUTION FEE)
     The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

Distribution
Portfolio:	Fee:
AIM V.I. Basic Balanced Fund	0.25%
AIM V.I. Basic Value Fund	0.25%
AIM V.I. Capital Appreciation Fund	0.25%
AIM V.I. Capital Development Fund	0.25%
AIM V.I. Core Equity Fund	0.25%
AIM V.I. Diversified Income Fund	0.25%
AIM V.I. Dynamics Fund	0.25%
AIM V.I. Financial Services Fund	0.25%
AIM V.I. Global Health Care Fund	0.25%
AIM V.I. Global Real Estate Fund	0.25%
AIM V.I. Government Securities Fund	0.25%
AIM V.I. High Yield Fund	0.25%
AIM V.I. International Growth Fund	0.25%
AIM V.I. Large Cap Growth Fund	0.25%
AIM V.I. Leisure Fund	0.25%

Distribution
Portfolio:	Fee:
AIM V.I. Mid Cap Core Equity Fund	0.25%
AIM V.I. Money Market Fund	0.25%
AIM V.I. PowerShares ETF Allocation Fund	0.25%
AIM V.I. Small Cap Equity Fund	0.25%
AIM V.I. Technology Fund	0.25%
AIM V.I. Utilities Fund	0.25%
Invesco V.I. Dividend Growth Fund	0.25%
Invesco V.I. Global Dividend Growth Fund	0.25%
Invesco V.I. High Yield Fund	0.25%
Invesco V.I. Income Builder Fund	0.25%
Invesco V.I. S&P 500 Index Fund	0.25%
Invesco V.I. Select Dimensions Balanced Fund	0.25%
Invesco V.I. Select Dimensions Dividend Growth Fund	0.25%
Invesco V.I. Select Dimensions Equally-Weighted S&P 500 Fund	0.25%
Invesco Van Kampen V.I. Capital Growth Fund	0.25%
Invesco Van Kampen V.I. Comstock Fund	0.25%
Invesco Van Kampen V.I. Equity and Income Fund	0.25%
InvescoVan Kampen V.I. Global Tactical Asset Allocation Fund	0.25%
Invesco Van Kampen V.I. Global Value Equity Fund	0.25%
Invesco Van Kampen V.I. Government Fund	0.25%
Invesco Van Kampen V.I. Growth and Income Fund	0.25%
Invesco Van Kampen V.I. High Yield Fund	0.25%
Invesco Van Kampen V.I. International Growth Equity Fund	0.25%
Invesco Van Kampen V.I. Mid Cap Growth Fund	0.25%
Invesco Van Kampen V.I. Mid Cap Value Fund	0.25%
Invesco Van Kampen V.I. Value Fund	0.25%”
     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.
Dated: February 12, 2010

AIM VARIABLE INSURANCE FUNDS
(on behalf of its Series II Shares)

Attest:	/s/ Melanie Ringold Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr Senior Vice President

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